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                                                                   Exhibit 10.18

The CIT Group/
Business Credit
3rd Floor
300 South Grand Avenue
Los Angeles, CA 90071
213 621-8300



July 30, 1993

Orchard Supply Hardware Corporation
6450 Via Del Oro
San Jose, California 95161

Gentlemen:

Reference is made to the Financing Agreement between us dated October 29, 1992, as amended (the "Agreement"). Capitalized terms used herein and defined in the Financing Agreement shall have the same meanings as set forth therein unless otherwise specifically defined herein.

Pursuant to mutual understanding, the Agreement is hereby amended as follows:

            1. Paragraph 9 of Section 6 of the Agreement is hereby amended by deleting it in its entirety and substituting the following in lieu thereof:

            "9. The Company shall have on the last day of each fiscal quarter of the Company an Effective Net Worth of not less than $85,000,000.00 less the amount of any write-down on or after July 29, 1993 of the carrying value of the Company's former warehouse building and underlying land in San Jose, California which is currently recognized as assets held for disposal on the Company's balance sheet."

            2. Subparagraph H in paragraph 10 of Section 6 of the Agreement is hereby amended by deleting it in its entirety and substituting the following in lieu thereof:

            "H. Make any advance or loan to, or any investment in, any firm, entity, person or corporation, except for (a) loans to employees for costs and expenses relating to relocation of such employees not to exceed $750,000.00 in the aggregate at any given time, and
            (b) loans to employees to finance their purchase of stock in the Company in an amount not to exceed x) fifty percent of the amount of the stock so purchased by any individual employee, and y) $250,000.00 in the aggregate in any fiscal year."

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            3.    The figure "$11,000,000.00" appearing in subparagraph b) of paragraph 11 in Section 6 of the Agreement and the figure "$9,000,000.00" appearing in subparagraph c) of paragraph 11 of Section 6 of the Agreement are hereby deleted, and the figure "$15,000,000.00" is substituted in lieu thereof.

            4. Paragraph 12 of Section 6 of the Agreement is hereby amended by deleting it in its entirety and substituting the following in lieu thereof:

            "12. The Company shall have on the last day of each fiscal quarter of the Company, Working Capital of not less than $35,000,000.00."

            5. Paragraph 14 of Section 6 of the Agreement is hereby amended by deleting it in its entirety and substituting the following in lieu thereof:

            "14. The Company shall have on the last day of each fiscal quarter of the Company a Leverage Ratio of not more than 0.9 to 1."

            6. The percentage "three and one-quarter percent (3-1/4%)" appearing in subparagraph b) in paragraph 1 of Section 7 of the Agreement relating to the LIBO Rate is hereby deleted and the following is substituted in lieu thereof:

            "two and three-quarters percent (2-3/4%)"

In consideration of the preparation by our in-house legal counsel of this document you hereby agree to pay us a Documentation Fee of $390.00 and you authorize us to charge your loan account with that sum effective immediately.

Except as set forth above, no other change is the terms or provisions of the Agreement is intended or implied. If the



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foregoing is in accordance with your understanding of our agreement, kindly so indicate by signing and returning the enclosed copy of this letter.


                              Very truly yours,

                              THE CIT GROUP/BUSINESS CREDIT, INC.


                              By /s/ Edward R. Burns
                                 ------------------------------------------
                                 Title: Assistant Secretary

Read and Agreed to:

ORCHARD SUPPLY HARDWARE CORPORATION

By /s/ Stephen M. Hilberg
   ----------------------------------
   Title: Vice President-Finance



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